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                                                                    EXHIBIT 21.1

                                HOLLY CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                                                                 State of
                                                               Incorporation
Name of Entity                                                or Organization
--------------                                                ---------------
Black Eagle, Inc.                                               Delaware
Hollycorp Aviation, L.L.C.                                      Delaware
Holly Petroleum, Inc.                                           Delaware
Lea Refining Company                                            Delaware
Lorefco, Inc.                                                   Delaware
Montana Refining Company, a Partnership (1)                     Montana
Montana Retail Corporation                                      Delaware
Navajo Crude Oil Purchasing, Inc.                               New Mexico
Navajo Holdings, Inc.                                           New Mexico
Navajo Northern, Inc.                                           Nevada
Navajo Pipeline Co., L.P. (2)                                   Delaware
Navajo Pipeline GP, L.L.C.                                      Delaware
Navajo Pipeline LP, L.L.C.                                      Delaware
Navajo Refining Company, L.P. (3)                               Delaware
Navajo Refining GP, L.L.C.                                      Delaware
Navajo Refining LP, L.L.C.                                      Delaware
Navajo Southern, Inc.                                           Delaware
Navajo Western Asphalt Company                                  New Mexico

(1) Montana Refining Company, a Partnership also does business as Montana Refining Company.

(2)      Navajo Pipeline Co., L.P. also does business as Navajo Pipeline Co.

(3)      Navajo Refining Company, L.P. also does business as Navajo Refining
         Company.